                                                                   Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1992 Stock Option Plan (No. 333-45762) and Form S-3 (Nos. 333-40984 and 333-32256) and in the related prospectuses of Geron Corporation of our report dated February 8, 2002, with respect to the consolidated financial statements of Geron Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                      /s/ Ernst & Young LLP

Palo Alto, California
February 28, 2002